Exhibit 99.4

UNITED AGRI PRODUCTS, INC.

Offer To Exchange Up To $225,000,000 of Their

8 1/4% Senior Notes due 2011

For Any and All of Its Outstanding

8 1/4% Senior Notes due 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON                             , 2004 UNLESS EXTENDED.

To Our Clients:

Enclosed for your consideration is a Prospectus dated                             , 2004 (the “Prospectus”) and a Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by United Agri Products, Inc. (the “Issuer”) to exchange its 8 1/4% Senior Notes due 2011 which have been registered under the Securities Act of 1933 (the “Exchange Notes”), for an equal principal amount of its outstanding 8 1/4% Senior Notes due 2011 (the “Old Notes” and together with the Exchange Notes, the “Notes”). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of liquidated damages to the holders of the Old Notes under certain circumstances relating to the Registration Rights Agreement, dated as of December 16, 2003, among the Issuer, the initial purchasers of the old notes and the guarantors of the old notes set forth on the signature pages thereto (the “Registration Rights Agreement”).

The enclosed material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. An exchange of any Old Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, we urge beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to exchange Old Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 p.m., New York City time, on                         , 2004, unless extended. The term “Expiration Date” shall mean 5:00 p.m., New York City time, on                         , 2004, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended. A tender of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

1.    The Issuer will issue a like principal amount of Exchange Notes in exchange for the principal amount of Old Notes surrendered pursuant to the Exchange Offer, of which $225,000,000 aggregate principal amount of Old Notes was outstanding as of the date of the Prospectus. The terms of the Exchange Notes are identical in all respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of liquidated damages to the holders of the Old Notes under certain circumstances relating to the Registration Rights Agreement.

2.    THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE “THE EXCHANGE OFFER — CERTAIN CONDITIONS TO THIS EXCHANGE OFFER” IN THE PROSPECTUS.

3.    The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on                             , 2004, unless extended.

4.    The Issuer has agreed to pay the expenses of the Exchange Offer.

5.    Any transfer taxes incident to the transfer of Old Notes from the tendering Holder to us will be paid by the Issuer, except as provided in the Prospectus and the Letter of Transmittal.

The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

If you wish us to tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Old Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of United Agri Products, Inc.

This will instruct you to tender for exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

Aggregate Principal Amount of Old Notes to be tendered for exchange:

$

*	I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of Old Notes in the space above, all Old Notes held by you for my (our) account will be tendered for exchange.

Signature(s)

Capacity (full title), if signing in a fiduciary or representative capacity

Name(s) and address, including zip code

Date:

Area Code and Telephone Number

Taxpayer Identification or Social Security No.

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IMPORTANT TAX INFORMATION

Under Federal income tax law, a holder whose tendered Old Notes are accepted for exchange is required to provide the Exchange Agent with such holder’s current TIN on Substitute Form W-9 below. If such holder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN and with certain other information, the holder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service and to backup withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must submit to the Exchange Agent the appropriate and properly completed Internal Revenue Service Form W-8 (a “Form W-8”), signed under penalties of perjury, attesting to that person’s exempt status. A Form W-8 can be obtained from the Exchange Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

If backup withholding applies, the Exchange Agent is required to retain possession of an amount of Exchange Notes equal to 30% of the value of Exchange Notes that would be delivered to the holder or other payee. Backup withholding is not an additional tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

To prevent backup withholding on any Exchange Notes delivered to a holder or other payee with respect to Old Notes exchanged pursuant to the Exchange Offer, the holder is required to notify the Exchange Agent of the holder’s current TIN (or the TIN of any other payee) by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN), and that (1) the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding.

A nonexempt holder may check the box in Part 3 of the attached Form W-9 if such holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If a nonexempt holder checks the box in Part 3, such holder must also sign the attached Certificate of Awaiting Taxpayer Identification Number in order to prevent backup withholding . In such an event, the Exchange Agent will withhold 30% of the value of the Exchange Notes to be delivered to the holder or other payee with respect to the Old Notes prior to the time a properly certified TIN is provided to the Exchange Agent, and if the TIN is provided within 60 days, such amount will be remitted to the holder by the Exchange Agent.

What Number to Give the Exchange Agent

The holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the record owner of the Old Notes. If the Old Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9,” for additional guidance on which number to report.

SUBSTITUTE FormW-9 Department of the Treasury Internal Revenue Service	Part 1-PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number(s) or Employer Identification Number(s)

Payor’s Request for Taxpayer Identification Number (TIN)

Part 2-NOTES-Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued for me); and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions-You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

Signature Date Name (please print)

Part 3-Awaiting TIN ☐

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 30 PERCENT OF ANY PAYMENTS MADE TO YOU UNDER THE NOTES. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a tax payer identification number to the appropriate Internal Revenue Service Center of Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 30% of the value of the Notes to be delivered to me will be withheld.

Signature                                                                                             Date

(DO NOT WRITE IN SPACE BELOW)

Certificate Surrendered	Old Notes Tendered	Old Notes Accepted

Delivery Prepared By                              Checked By                                               Date

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of—

1. An individual account	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals(1)

3. Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)

4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

5. Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)

6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)

7. a The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
b So-called trust account that is not a legal or valid trust under State law	The actual owner(1)

For this type of account:	Give the EMPLOYER IDENTIFICATION number of—

8. Sole proprietorship account	The owner(4)

9. A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(5)

10. Corporate account	The corporation

11. Religious, charitable, or educational organization account	The organization

12. Partnership account held in the name of the business	The partnership

13. Association, club, or other tax-exempt organization	The organization

14. A broker or registered nominee	The broker or nominee

15. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	You must show your individual name, but you may also enter your business or “doing business” name. You may use either your social security number or employer identification number.
(5)	List first and circle the name of the legal trust, estate, or pension trust.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•	A corporation.
•	A financial institution.
•	An organization exempt from tax under section 501(a), or an individual retirement plan.
•	The United States or any agency or instrumentality thereof.
•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
•	An international organization or any agency, or instrumentality thereof.
•	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
•	A real estate investment trust.
•	A common trust fund operated by a bank under section 584(a).
•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
•	An entity registered at all times under the Investment Company Act of 1940.
•	A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.
•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made by certain foreign organizations.
•	Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).
•	Payments described in section 6049(b)(5) to nonresident aliens.
•	Payments on tax-free covenant bonds under section 1451.
•	Payments made by certain foreign organizations.
•	Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK “EXEMPT” IN PART II OF THE FORM, AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns.

Penalties

(1)  Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)  Failure to Report Certain Dividend and Interest Payments.—If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3)  Civil Penalty for False Information With Respect To Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4)  Criminal Penalty for Falsifying Information.—Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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